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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We have issued our reports dated December 5, 2003 (except for note 2, as to which the date is December 23, 2003), accompanying the financial statements and schedule of International DisplayWorks, Inc. and subsidiaries, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON

Hong Kong
February 5, 2004